LIGHTING SCIENCE GROUP ANNOUNCES CHANGE IN STOCK SYMBOL AND
PLAN TO TRADE ON THE OTC BULLETIN BOARD

DALLAS, TX — February 28, 2005 — Lighting Science Group Corporation (OTC:PXGC.PK) today announced that the Company’s stock symbol will change to “LSGP” effective March 1, 2005 with the commencement of trading.

Additionally, the Company is in the process of filing the necessary documents with the NASD to enable its common stock to trade on the OTC Bulletin Board.

About Lighting Science Group Corporation
Lighting Science Group Corporation (www.lsgc.com) designs and sells energy efficient lighting solutions based on Optimized Digital Lighting™ (ODL). The Company's patent-pending designs and manufacturing processes enable affordable, efficient and long lasting LED bulbs to be quickly deployed in existing lighting applications and produce immediate cost savings and environmental benefits.

Certain statements in the press release constitute "forward-looking statements" relating to Lighting Science Group Corporation within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding future events, our financial performance and operating results, our business strategy and our financing plans are forward-looking statements. In some cases you can identify forward-looking statements by terminology such as "may," "will," "would," "should," "could," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict, " "potential" or "continue, " the negative of such terms or other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements.

“Lighting Science”, "Optimized Digital Lighting" and "ODL" are trademarks of Lighting Science Group Corporation.

Contact:
Ron Lusk, Chairman & CEO
Lighting Science Group Corporation
214-382-3630

Investor Relations Counsel:
The Equity Group Inc.
Loren G. Mortman
212-836-9604
Lauren Barbera
212-836-9610
LBarbera@equityny.com

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